Exhibit 99.3
Preliminary Copy
FORM OF VOTING INSTRUCTION CARD FOR HOLDERS OF ENSCO ADSs

ATTN: INVESTOR RELATIONS
500 NORTH AKARD STREET
SUITE 4300
DALLAS, TX 75201
VOTE DEADLINE: 11:59 p.m. New York City time on           , 2011, and on           , 2011, for employees and directors holding shares in Ensco benefit plans.
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. New York City time on           2011 for employees and directors holding shares in Ensco benefit plans, and on           , 2011 for all other holders. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. New York City time on           2011 for employees and directors holding shares in Ensco benefit plans, and on           , 2011 for all other holders. Have your voting instruction card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Voting instruction cards must be received by 11:59 p.m. New York City time on           , 2011 for employees and directors holding shares in Ensco benefit plans, and on           , 2011 for all other holders.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	KEEP THIS PORTION FOR YOUR RECORDS
ENSCO1

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY
ENSCO PLC
The Board of Directors recommends you
vote FOR the resolution in proposal 1

	For	Against	Abstain

1.
Approval of the issuance and delivery of Ensco American depositary shares pursuant to the Agreement and Plan of Merger, dated as of February 6, 2011 and as amended on March 1, 2011, by and among Ensco plc, Pride International, Inc., ENSCO International Incorporated and ENSCO Ventures LLC, as it may be amended from time to time.
	☐	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.
Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GENERAL MEETING OF SHAREHOLDERS OF
ENSCO PLC
           2011
Please date, sign and mail
the voting instruction card in the
envelope provided as soon
as possible and no later than 11:59 p.m. New York City time on           , 2011 to ensure that your vote is counted.
Important Notice Regarding Internet Availability of Proxy Materials for the General Meeting:
The joint proxy statement/prospectus is available at www.enscoplc.com and www.proxyvote.com.
If voting by mail, please detach along perforated line and mail in the envelope provided

VOTING INSTRUCTION CARD
ENSCO PLC
for the General Meeting of Shareholders
at 8:30 a.m. London time,           ,   2011
Ensco plc
6 Chesterfield Gardens, 3rd Floor
London, W1J 5BQ, UNITED KINGDOM
          The undersigned holder of American depositary shares (“ADSs”) representing Class A ordinary shares (“Shares”) of Ensco plc (the “Company”) hereby revokes all previous voting instructions and instructs Citibank, N.A., the depositary for the ADSs (the “Depositary”), to vote or cause to be voted the Shares represented by the ADSs of the undersigned at the above-stated Meeting and any adjournment(s) or postponement(s) thereof.
          THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE DEPOSITARY ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE DEPOSITARY WILL VOTE THE APPLICABLE SHARES (OR CAUSE THE APPLICABLE SHARES TO BE VOTED) IN ACCORDANCE WITH THE VOTING INSTRUCTIONS HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO PROPOSAL 1, THE DEPOSITARY WILL VOTE THE SHARES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY’S BOARD OF DIRECTORS. THESE VOTING INSTRUCTIONS ARE REVOCABLE AT ANY TIME BEFORE            2011.
          The Company’s Board of Directors recommends a vote “FOR” the resolution in proposal 1.